UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 13, 2010

CLST Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22972	75-2479727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17304 Preston Road, Suite 420

Dallas, Texas, 75252

 (Address of principal executive offices including Zip Code)

(972) 267-0500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.              Triggering  Events That  Accelerate  or  Increase a Direct  Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in its Form 8-K/A filed on March 5, 2009, on December 10, 2008, CLST Holdings, Inc. (the “Company”), through CLST Asset Trust II (“Trust II”), a trust wholly owned by CLST Asset II, LLC, a wholly owned subsidiary of CLST Financo, Inc. (“Financo”), which is one of our direct, wholly owned subsidiaries, entered into a purchase agreement to acquire, subject to certain limitations, on or before February 28, 2009, certain receivables, installment sales contracts and related assets of at least $2 million owned by SSPE Investment Trust I (the “SSPE Trust”) and SSPE, LLC (“SSPE”) (the “Purchase Agreement”).   The purchases of receivables by Trust II were financed by cash on hand and by advances under a non-recourse, revolving loan, effective as of December 10, 2008, by and among Trust II, Summit Consumer Receivables Fund, L.P., as Originator, SSPE and SSPE Trust, as Co-Borrowers, Summit and Eric J. Gangloff, as Guarantors, Fortress Credit Corp. (“Fortress”), as the Lender, Summit Alternative Investments, LLC, as the Initial Servicer, Lyon Financial Services, Inc., as the backup servicer, and U.S. Bank National Association, as the collateral custodian (the “Trust II Credit Agreement”) and the letter agreement, effective as of December 10, 2008, among Trust II, Financo, the Originator, the Co-Borrowers, the Initial Servicer, and the Guarantors (the “Letter Agreement”).

On May 13, 2010, the Company received a notice of default from Fortress dated May 13, 2010 (the “Default Notice”) stating that an event of default had occurred and was continuing under the Trust II Credit Agreement, as a result of the three-month rolling average Class A default ratio of the receivables exceeding 5.0%.  The Default Notice is furnished herewith in its entirety as Exhibit 10.1.  We are reviewing the matters described in the Default Notice, and have not formed an opinion as to whether a default under the Trust II Credit Agreement has occurred and remains uncured.

If a default in the covenants has occurred under the Trust II Credit Agreement, the interest rate payable by Trust II will increase by an additional 2% per annum, and Fortress will be entitled to accelerate and declare immediately due all of Trust II’s obligations under the Trust II Credit Agreement.  In addition, if a default under the Trust II Credit Agreement exists and is continuing, Fortress is entitled to foreclose on the assets of Trust II and sell them to satisfy amounts due it under the Trust II Credit Agreement.  Only Trust II is liable for amounts due Fortress under the Trust II Credit Agreement. Thus, although the Company could lose some or all of its investment in Trust II, we will not be obligated to pay any amounts due Fortress under the Trust II Credit Agreement.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

10.1	Default Notice dated May 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLST HOLDINGS, INC.

Dated: May 18, 2010	By:	/s/ Robert A. Kaiser
Robert A. Kaiser
President and Chief Executive Officer